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                           Stroock & Stroock & Lavan
                               7 Hanover Square
                           New York, New York 10004

September 26, 1996


UCFC Funding Corporation
4041 Essen Lane
Baton Rouge, Louisiana 70809

Re:  UCFC Funding Corporation
     Registration Statement on Form S-3
     (File No. 333-07939)
     -----------------------------------

 Gentlemen:

We have acted as special counsel for UCFC Funding Corporation, a Louisiana corporation (the "Company"), in connection with the issuance of Manufactured Housing Contract Pass-Through Certificates, Series 1996-1 (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificate (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined copies of the Registration Statement and the agreements and other documents filed as exhibits thereto. We also have examined the original or reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and reprsentatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinion hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.


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September 11, 1996
Page 2

Based upon the foregoing, we are of the opinion that the information in the Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the prospectus and the related prospectus supplement forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category or persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Stroock & Stroock & Lavan


STROOCK & STROOCK & LAVAN